                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


      Meridian Point Realty Trust VIII Co.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      Committee for a Greater Meridian Point VIII
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No Fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     Shares of Preferred Stock and Common Stock, par value $.001 per share
     ----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------

     5) Total fee paid:

     ----------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials:
[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     -----------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     -----------------------------------------------------

     3) Filing Party:

     -----------------------------------------------------

     4) Date Filed:

     -----------------------------------------------------

                                PROXY STATEMENT

                   IN OPPOSITION TO THE BOARD OF DIRECTORS OF

                      MERIDIAN POINT REALTY TRUST VIII CO.

                         ANNUAL MEETING OF STOCKHOLDERS
                           SCHEDULED FOR JUNE 13, 1997

TO ALL STOCKHOLDERS OF
MERIDIAN POINT REALTY TRUST VIII CO.:

     This Proxy Statement is furnished by the Committee for a Greater Meridian Point VIII (the "Committee") in connection with its solicitation of proxies to be used at the Annual Meeting of Stockholders of Meridian Point Realty Trust VIII Co. ("Meridian" or the "Company") scheduled to be held on Friday, June 13, 1997, at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111 at 2:00 P.M., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying BLUE Proxy Card are first being sent to the Company's Stockholders on or about June 5, 1997.


     The Company has set May 16, 1997, as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. According to the Company's proxy statement, as of the record date there were outstanding and entitled to vote at the Annual Meeting a total of 1,609,937 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 5,273,927 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock"). Each Share is entitled to one vote on all matters submitted to a vote of the Stockholders at the Annual Meeting, except that in the election of Directors, each Stockholder has cumulative voting rights and thus is entitled to as many votes as equal the number of shares held multiplied by the number of Directors (seven) to be elected, which votes may be cast for a single candidate or distributed among two or more candidates as the Stockholder determines. By executing a BLUE proxy, a Stockholder will be granting the Committee the discretion to vote cumulatively for the election of the Committee's nominees or for less than the entire number of such nominees, as the Committee determines in its discretion. See "Nominees for Election as Directors."


     As of the date of this Proxy Statement, the Committee owns an aggregate of 1,335,946 shares of Preferred Stock and believes it has the right to vote an aggregate of 1,333,246 shares of Preferred Stock constituting approximately 19.4% of the total votes eligible to be cast at the Annual Meeting. See "Nominees for Election as Directors."

     THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE ELECTION OF THE COMMITTEE'S NOMINEES AS DIRECTORS. A POSTAGE-PAID ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE.

                          REASONS FOR THIS SOLICITATION

     The Committee is urgently soliciting your proxy to enable it to implement an aggressive growth strategy for the Company. The Committee seeks your help to elect five Directors with substantial commercial real estate experience who will constitute a majority of the seven-person Board of Directors of Meridian. We believe these new Directors will be more knowledgeable in real estate investment and management, more responsive to stockholder concerns and more responsible in their direction of the management of the Company. We believe that the Committee's nominees will implement the policies necessary to maximize stockholder value.

     We send you this request for your proxy and ask for your vote for a number of reasons:

     (1) Meridian's Common Stock, which traded in 1991 at over $6.00 per share, has steadily declined in value, hovering in the $2-3.00 range for most of the past two years.

     (2) The average stock price for all real estate investment trusts over the past five years, as compiled by the National Association of Real Estate Investment Trusts (NAREIT), has more than doubled.

     (3) Effective December 1, 1995, Meridian entered into a management agreement with TIS Financial Services, Inc., a management company operated by the same persons who manage TIS Mortgage Investment Company ("TIS"), and the Meridian Directors elected as President and Chief Financial Officer the two persons who hold those positions at TIS. The common stock of TIS has fallen from $10.00 in 1988 to $1.13 as of June 4, 1997; the net worth of TIS has declined from $74 million as of December 31, 1988 to $11 million as of December 31, 1996; and TIS has reported net losses totaling more than $47 million over the last five years. This is the record that led the Meridian Directors to hire TIS executives as its new management team! What is more, in March of 1997, the Board of Meridian extended the term of the management agreement with the TIS group until December 31, 1997, with two three-month options thereafter.


          Prior to 1995, TIS primarily invested in mortgage derivatives, which experienced unprecedented prepayments during adverse interest rate environments in the early 1990's. Since 1995, TIS has changed its focus to multifamily real estate. On the other hand, Meridian's portfolio consists of commercial and industrial real estate. Yet, the TIS managers are now Meridian's managers too!

     (4) The Company's current Directors and executive officers have shown little faith in the Company. According to the 1997 Proxy Statement, their total investment in Meridian amounts to only 2,800 shares of Preferred Stock and 11,000 shares of Common Stock, less than 1% of each class of Meridian's outstanding shares.

     (5) Over the five years ending December 31, 1996, and despite finally earning income of $1.4 million in 1996, Meridian has reported aggregate net losses of more than $3.7 million, and a decline in shareholders' equity of over $6.8 million, or 13.9%.



                            SOLUTIONS TO THE PROBLEMS

     Our nominees have experience in investing, managing and analyzing real estate in a profitable manner. They are committed to:

     (1) Termination of the management contract with the people who have demonstrated a record of decreasing shareholder value and administration of Meridian by its own employees in order to control overhead expenses and cut overhead costs;

     (2) If the Committee is successful in obtaining control of the Board of Directors, it would elect Allen K. Meredith as President and Chief Executive Officer of Meridian. See "Nominees for Election as Directors" for a description of Mr. Meredith's background and experience;

     (3) An urgent review of all the Company's real estate investments with a view toward improving the performance of the portfolio;

     (4) The development of a plan for aggressive growth and acquisitions in order to increase the market capitalization of Meridian and dividends payable to Stockholders; and

     (5) The implementation of a continuous, effective stockholder relations program to keep Stockholders informed about the Company.

     Once elected to the Board of Meridian, the nominees of the Committee will develop specific plans to implement each of the solutions mentioned above.


                           OUR PROMISE TO STOCKHOLDERS

     We will NOT take any action to impair the status of Meridian as a REIT under the Internal Revenue Code of 1986. The Committee does not believe that the substantial purchase of Preferred Stock on June 4, 1997 by an affiliate of one of the members of the Committee will impair the REIT status of Meridian. See "Nominees for Election as Directors."


                    WHY STOCKHOLDER INVESTMENTS WILL BE LOST
                           IF THE BOARD IS NOT CHANGED

     We have summarized the events and failures which have led us to believe that management must change. We have invested more than $10.2 million in the Company. We describe below in further detail why we believe that the stockholders of Meridian deserve a prompt and comprehensive change in the way Meridian is doing business.

     (1)  THE MARKET'S REJECTION OF MERIDIAN

          From a high of $6.50 per share of Common Stock and $9.57 per share of Preferred Stock in 1991, Meridian's Common Stock has sunk to $2.56, and the Preferred Stock to $5.375, on December 31, 1996. In 1997, the stock prices have improved somewhat, due, the Committee believes, in part to the Committee's activities which were first publicly announced in filings with the Securities and Exchange Commission on March 31, 1997. On June 4, 1997, the closing price of the Common Stock was $3.44 per share and the closing price of the Preferred Stock was $8.00 per share, reflecting the acquisition on June 4, 1997 by an affiliate of one of the members of the Committee of approximately 1.2 million shares of Preferred Stock. This market price decline shows that the market is trying to send a message to Meridian. We seek your proxy because the Board of Directors is not getting the message.

     (2)  MERIDIAN'S SHARES CONTINUALLY UNDERPERFORM THE MARKET

          The following line graph compares the cumulative total return of a hypothetical investment in the shares of Common Stock of Meridian with the cumulative total return of a hypothetical investment in each of the Standard & Poor's 500 Stock Index and the NAREIT All REIT index and assumes the initial investment of $100 on December 31, 1991, with dividends reinvested when paid and share prices as of the last day of each calendar year.

-------------------------------------------------------------------------------------------------------
                                            12/31/91  12/31/92  12/31/93  12/31/94  12/31/95   12/31/96
--------------------------------------------------------------------------------------------------------

               Meridian                       $100       $23       $26       $35       $42       $66

                S&P 500                       $100      $108      $118      $120      $165      $203

               All REIT                       $100      $112      $133      $134      $159      $215
---------------------------------------------------------------------------------------------------------



                                     [GRAPH]



          As the graph indicates, a $100 investment in Meridian Common Stock on December 31, 1991 would be worth $66 on December 31, 1996. The same $100 would be worth $203 if invested in the S&P 500 Index or $215 if invested in All REITs.

                                  THE COMMITTEE

     The members of the Meridian Committee are Richard M. Osborne, Allen K. Meredith, John J. Ferchill, Christopher L. Jarratt and Thomas J. Smith. As of the date of this Proxy Statement, members of the Committee owned 1,335,946 shares of Preferred Stock, representing approximately 25.1% of the outstanding shares of Preferred Stock and approximately 19.4% of the total outstanding shares of Preferred and Common Stock. 1,328,946 of these Shares are owned by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund") that was formed to acquire, hold, sell or otherwise invest in all types of securities and other instruments. Mr. Osborne, as the sole manager of the Fund, is the beneficial owner of the 1,328,946 shares of Preferred Stock owned by the Fund. 3,000 shares of Preferred Stock are owned by Allen K. Meredith and are held in his IRA. 4,000 shares of Preferred Stock are owned by Christopher L. Jarratt's wife and held in her IRA.

     Additional information concerning the Committee and the Fund and the Fund's and Committee's holdings of shares is set forth in Appendix A hereto.

                               WE ARE STOCKHOLDERS

     Neither the Committee nor the Fund are attempting to benefit themselves at the expense of any other Meridian Stockholders. Rather, the Committee is seeking to increase value to all Stockholders. Neither the Committee nor its nominees will acquire any of the operations or assets of Meridian, be compensated either as principal or agent in transactions relating to the redeployment of the assets of Meridian, or earn any profits, commissions or other fees from Meridian for their services in connection therewith, other than (1) such compensation, if any, as might be payable to any of the nominees solely in their capacities as Directors of Meridian, (2) payments received by the Fund and members of the Committee in their capacity as holders of stock of Meridian, (3) reimbursement from Meridian of the expenses of the solicitation of proxies or (4) in any transaction approved by a majority of the Stockholders of Meridian.

                       NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Board of Directors is presently composed of seven Directors. The Directors elected at the Annual Meeting will serve in such capacity until the 1998 Annual Meeting of Stockholders and thereafter until their successors shall have been elected and qualified. In opposition to the incumbent Board of Directors, the Committee is proposing a slate of five experienced and well-qualified nominees for election as Directors of the Company who, if elected, would constitute a majority of the Board of Directors.


     On May 21, 1997, Meredith Partners, Inc., a corporation controlled by Allen K. Meredith, assigned to the Fund its rights to purchase 1,183,556 shares of Preferred Stock from Massachusetts Bay Transportation Authority Retirement Fund ("Mass Bay") under an agreement dated March 21, 1997, and an amendment thereto, dated May 6, 1997, between Meredith Partners, Inc. and Mass Bay. The Fund purchased these shares of Preferred Stock on June 4, 1997 and received an irrevocable proxy from Mass Bay granting the Fund the right to vote all 1,183,556 shares of Preferred Stock at the Annual Meeting.


     The agreement between Meredith Partners, Inc. and the Fund requires the Fund to distribute its votes on a cumulative voting basis in such manner as to elect, in order of priority, first Mr. Osborne; second, Mr. Meredith; and thereafter such nominees as the Fund may determine. Assuming that the Committee votes no more than the 1,333,246 shares of Preferred Stock that it owns of record, and through the proxy granted by Mass Bay to the Fund, and further assuming that 85% of all outstanding shares of Meridian are voted at the 1997 Annual Meeting, the Committee will be able to elect two of its nominees, namely Messrs. Osborne and Meredith.



     Due to a provision in the Meridian Bylaws that limits the percentage of outstanding shares that can be owned by one "person" to 9.8% of the outstanding shares, there can be no assurance that the Committee will be able to vote all of its shares of Preferred Stock. "Person" as defined in the Meridian Bylaws does not include a pension or profit sharing trust, such as Mass Bay. The Fund believes that the irrevocable proxy granted to the Fund by Mass Bay permits the Fund to vote all 1,183,556 shares of Preferred Stock that it purchased from Mass Bay, in addition to the other shares of Preferred Stock owned by the Fund as of the record date. If the Fund is unable to exercise its rights under the irrevocable proxy, the Committee will not by itself be able to elect two nominees.

     In addition, if it becomes necessary to do so, the Fund intends to request that the Board of Directors of Meridian amend the limitation set forth in the Bylaws or grant a waiver therefrom in favor of the Fund. Notwithstanding the foregoing, the Fund reserves the right to challenge the legality of the limitation.

     Each nominee named below has consented to serve as a director of the Company if elected. The Committee does not expect that any of the nominees will be unable to stand for election but, in the event that a vacancy in the slate of nominees should occur unexpectedly, the Shares represented by the enclosed BLUE Proxy Card will be voted for a substitute candidate selected by the Committee.

     The following information concerning business address, age, and principal occupation has been furnished by the Committee's nominees.

Name and Business Address          Principal Occupation for Past Five Years
-------------------------          ----------------------------------------
Richard M. Osborne                 Mr. Osborne is President and Chief Executive Officer of OsAir, Inc., Mentor, Ohio ("OsAir"), a
7001 Center Street                 company he founded in 1963.  OsAir is a manufacturer of industrial gases for pipeline delivery
Mentor, Ohio 44060                 and a real property developer.  Mr. Osborne is also a director of Brandywine Realty Trust, a publicly-held REIT, and a director of Great Lakes Bank, Mentor, Ohio. In addition, on May 21,
                                   1997, Mr. Osborne was elected a Director and Chairman of the Board of Pacific Gateway Properties,
                                   Inc., a publicly-held real estate investment company based in San Francisco.  Through OsAir or personally, Mr. Osborne has over 30 years of  experience in real estate development and management.  During his career as a real estate entrepreneur, he has developed, managed or sold over 1,000,000 square feet of industrial space, over 1,000,000 square feet of commercial space, over 1,000,000 square feet of apartment space and over 1,000,000 square feet of self-storage facilities . Since its formation in 1994, Mr. Osborne has been the sole manager of the Fund.  Mr.
                                   Osborne is 51 years old.

Allen K. Meredith                  Allen K. Meredith is  President and CEO of Meredith Partners, Inc., a real estate company engaged
3000 Sand Hill Road                in the acquisition, development, rehabilitation and management of properties in Northern
Menlo Park, CA 94025               California and the Northwest. The properties include suburban offices, industrial/research and development and shopping centers.  From 1991 -1994, Mr. Meredith was President and CEO of Tramell
                                   Crow NW, Inc., the Northwest Region of the largest property manager and commercial developer in the U. S., and a Director

                                      - 6 -



                                   and Chairman of the Audit Committee of Tramell Crow Company.  He was responsible for all Tramell
                                   Crow real estate operations in Northern California, Oregon, Washington, Nevada and Colorado,
                                   consisting of over 33 million square feet of office, industrial and shopping center properties.
                                   Mr. Meredith has a degree in Economics from Stanford University and an MBA from Harvard.
                                   Mr. Meredith is 48 years old.

Christopher L. Jarratt             For the past nine years, Mr. Jarratt has been the President of Jarratt Associates, Inc.,
314 Church Street                  Nashville, Tennessee, a corporation engaged in commercial mortgage banking and commercial real
Nashville, TN 37201                estate investment activities. Since September 1996, Mr. Jarratt has also been the Chief Executive
                                   Officer of Third Capital, LLC, Nashville, Tennessee, a company engaged in various real estate investment and advisory activities.  In addition, on May 21, 1997, Mr. Jarratt was elected a
                                   Director of Pacific Gateway Properties, Inc., a publicly-held real estate investment company based in San Francisco. Mr. Jarratt has been involved in more than $100 million of commercial mortgage and real estate transactions. For the past five years, through Jarratt Associates, Inc.,
                                   Third Capital, LLC and their various affiliates, Mr. Jarratt has specialized in the acquisition of undervalued real estate assets and securities.  Mr. Jarratt has a Bachelor of Business
                                   Administration degree from Southern Methodist University, Dallas, Texas.  Mr. Jarratt is 35 years old.

John J. Ferchill                   For the past 15 years, Mr. Ferchill has served as the Chairman and President of J. Christopher
Suite 825                          Enterprises, a real estate development company that has developed over $500,000,000 worth of
1468 West 9th Street               real estate in Ohio.  J. Christopher Enterprises currently manages over 1,000,000 square feet
Cleveland, OH 44113                of office space and over 2,000 apartments. Mr. Ferchill is 55 years old.

Thomas J. Smith                    Since 1992, Mr. Smith has been the President of Retirement Management Company, a company engaged
Suite 100                          in the management of various retirement facilities.  Since April 1, 1996, Mr. Smith has served as
8500 Station Street                the Executive Operating Manager of Liberty Self-Stor, LLC, a company which has owned and operated
Mentor, OH 44060                   20 self-storage facilities.  Mr. Osborne is the managing partner of Liberty Self-Stor.  Mr. Smith is 53 years old.


     None of the nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

                                VOTING OF PROXIES

     Unless otherwise indicated, the persons named in the accompanying BLUE Proxy Card will vote properly executed and duly returned proxies (1) FOR the election of five Committee nominees, or as many members as can be elected by cumulative voting, as members of the Board of Directors of the Company to serve for a term of one year until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified, and (2) in accordance with their judgment on such other business as may be properly presented to the meeting and any adjournment or postponement thereof.

     BLUE Proxy Cards should be signed, dated and returned in the postage-paid envelope provided. Execution of the enclosed BLUE Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder who has given a proxy may revoke it at any time before such proxy is voted either by a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation. If you were a stockholder of record on the record date, you will retain the voting rights in connection with the Annual Meeting even if you sell or sold such Shares after the record date. Accordingly, it is important that you vote the Shares held by you on the record date or grant a proxy to vote such Shares whether or not you still own such Shares.

     Stockholders cannot select Directors from among those proposed by the Company and the Committee. Therefore, if you wish to support the Committee's nominees, YOUR LAST DATED PROPERLY EXECUTED PROXY MUST BE A BLUE PROXY CARD.

                          PROXY SOLICITATION; EXPENSES

     Proxies may be solicited by mail, telephone, telecopier and personal solicitation. Any of the members of the Committee and any regular employee of Mr. Osborne may be used to solicit proxies, and will not receive additional compensation therefor. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

     The Committee has retained Beacon Hill Partners, 90 Broad Street, New York, New York, 10004, to assist in the solicitation of proxies. The Committee has agreed to pay Beacon Hill Partners a fee of $25,000 and to reimburse it for its reasonable out-of-pocket expenses. Approximately 25 people will be used by Beacon Hill Partners in its solicitation efforts.

     The Committee anticipates that its total expenditures relating to the solicitation will be approximately $50,000 (excluding costs represented by salaries and wages of regular employees of Mr. Osborne); total expenditures to date have been less than $10,000. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies for the nominees proposed by the Committee will be borne by the Fund or Mr. Osborne in a manner to be determined by Mr. Osborne. The Fund or Mr. Osborne will seek reimbursement from the Company for those expenses and does not intend to seek stockholder approval for such reimbursement at a subsequent meeting unless such approval is required under Missouri law.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order to be included in the Company proxy statement for the 1998 Annual Meeting, any stockholder proposal to be presented at the 1998 Annual Meeting must be received in the office of the Secretary of the Company at its principal executive offices by the date specified in the Company proxy statement for this year's Annual Meeting.

                                  OTHER MATTERS

     The Committee is not aware of any other matters to be considered at the Annual Meeting other than the election of Directors. However, if any other matters properly come before the meeting, the persons named in the enclosed BLUE Proxy Card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                                        Sincerely,

June 5, 1997                            Committee for a Greater Meridian Point
                                        VIII

                                   APPENDIX A


     On the date hereof, Richard M. Osborne, as the sole manager of the Fund, is the beneficial owner of 1,328,946 shares of Preferred Stock, representing approximately 25.2% of the 5,273,927 shares of Preferred Stock outstanding, and approximately 19.3% of the total 6,883,864 shares of Preferred and Common Stock outstanding, according to the most recently available filing by the Company with Securities and Exchange Commission.

     Under the terms of the Operating Agreement of the Fund, Mr. Osborne as the sole manager, manages all day-to-day operations involving, and makes all decisions concerning, the business and affairs of the Fund. Other than Mr. Osborne, the members have no authority or power to bind the Fund, vote securities owned by the Fund, make investment decisions for the Fund or dispose of any securities held by the Fund. Each member has agreed, under the terms of the Operating Agreement, to indemnify the Fund for any costs or damages incurred by the Fund as a result of the exercise of any unauthorized authority by each such member.

     Under Rule 13d-3 promulgated by the Securities and Exchange Commission, "a beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

     (1) Voting power which includes the power, to vote, or to direct the voting of, such security, and/or

     (2) Investment power which includes the power to dispose, or to direct the disposition of, such security."

Because the members of the Fund, other than Mr. Osborne, lack any of the requisite powers of beneficial ownership, none of them, other than Mr. Osborne, are beneficial owners of the Preferred Stock solely because of their investment as members in the Fund.

     The shares of Preferred Stock owned of record by the Fund were acquired for an approximate aggregate purchase price of approximately $10.2 million with working capital of the Fund.

     The table below sets forth all Shares purchased by the Fund within the past two years, the dates on which such purchases were made and the amount of such
purchases.   Neither the Fund nor Mr. Osborne sold any shares during the two year period.

             Number of Shares                   Date
          ----------------------             ----------

                    200                       9/13/95
                    500                       9/15/95
                  1,400                       9/28/95

                  1,000                       9/29/95
                 18,000                       10/03/95
                  1,200                       10/04/95
                    200                       10/12/95
                  1,500                       10/26/95
                    200                       10/27/95
                    600                       10/30/95
                  1,000                       12/28/95
                 37,000                       12/29/95
                  2,400                       7/22/96
                  2,300                       7/25/96
                  5,300                       7/26/96
                  2,000                       8/26/96
                  3,000                       8/27/96
                 14,700                       11/13/96
                  8,000                       11/14/96
                  3,000                       11/15/96
                  5,000                       11/19/96
                  1,200                       11/21/96
                  2,200                       11/25/96
                  4,000                       12/05/96
                  3,800                       12/11/96
                    900                       12/19/96
                  1,000                       12/23/96
                  1,700                       12/24/96
                  1,000                       1/27/97
                  1,300                       2/20/97
                  7,000                       3/12/97
                    200                       3/19/97
                  1,900                       4/03/97
                  4,000                       4/07/97
                  2,000                       5/09/97
                  2,000                       5/12/97
              1,186,256                       6/04/97



     None of Allen K. Meredith, John J. Ferchill, Christopher L. Jaratt or Thomas J. Smith has purchased or sold any shares of Meridian during the preceding two years, except (1) Meredith Partners, Inc. signed an agreement to purchase 1,183,556 shares of Preferred Stock which was assigned to the Fund and which shares were purchased by the Fund on June 4, 1997, (2) Karen
E. Jarratt, Christopher L. Jarratt's wife, owns 4,000 shares of Preferred Stock, 2,000 shares of which she purchased on September 15, 1995 and 2,000 shares of which she purchased on June 19, 1996, all at $4.50 per share, and
(3) Mr. Meredith purchased 3,000 shares of Preferred Stock, as follows:

          Number of Shares                        Date
          ----------------                        ----
               1,000                              2/7/97
               1,000                              2/10/97
                 500                              3/3/97
                 500                              4/7/97


     Except as otherwise set forth in this Appendix A, neither the Committee nor any of its nominees nor any "associate" of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation is the beneficial or record owner of any Meridian shares.
Except as otherwise set forth in this Appendix A, neither the Committee nor any of its nominees nor any "associate" of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation has purchased or sold any Meridian shares within the past two years, borrowed any funds for the purpose of acquiring or holding any such shares or is or was within the past year a party to any contract or arrangement or understanding with any person with respect to any such shares. There has not been any transaction since the beginning of the Company's last fiscal year and there is not currently any proposed transaction to which the Company is a party, in which the Committee or any "associate" of the Committee or any of its nominees or immediate family member of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation had or will have a direct material interest, except under an agreement between Third Capital, LLC ("Third Capital"), of which Mr. Jarratt is Chief Executive Officer, and Mr. Osborne, dated as of May 1, 1997, pursuant to which Mr. Osborne is obligated to pay to Third Capital (1) an amount equal to 2% of Mr. Osborne's post May 1, 1997 investment (whether directly or through an entity controlled by Mr. Osborne) in Meridian, and (2) an amount equal to $500,000 less any amounts paid by Mr. Osborne pursuant to clause (1) above, if Mr. Osborne acquires "control" of Meridian. "Control" is defined to include the election, nomination or appointment of a majority of individuals to Meridian's Board of Directors by Mr. Osborne, either directly or indirectly through one or more of his affiliated entities.

                                    IMPORTANT

     Your vote is important. No matter how many or how few Meridian shares you own, please vote FOR the Committee's nominees by signing, dating and mailing the enclosed BLUE Proxy Card today. The Committee urges you NOT to return any proxy cards sent to you by the Board of Directors of Meridian.

     If you have already returned a Board of Directors' proxy card before receiving this proxy statement, you have every right to change your vote by signing and returning the enclosed BLUE Proxy Card. Only your latest dated properly executed proxy will count at the Annual Meeting.

     If you own your Meridian Shares in the name of a brokerage firm, your broker cannot vote such shares unless he received your specific instructions. Please sign, date and return the enclosed BLUE Proxy Card in the postage-paid envelope that has been provided.

     If you have any questions about how to vote your Meridian Shares, please call our proxy solicitor:

                              Beacon Hill Partners
                                 90 Broad Street
                               New York, NY  10004
                           Telephone:  1-800-854-9486

                                      PROXY
                      Meridian Point Realty Trust VIII Co.
                       1997 Annual Meeting of Stockholders

SOLICITED ON BEHALF OF                  PROXY SOLICITED IN OPPOSITION
COMMITTEE FOR A GREATER                 TO THE BOARD OF DIRECTORS WITH
MERIDIAN POINT VIII                     RESPECT TO BOTH PREFERRED AND
                                        COMMON STOCK

     Unless otherwise specified, this proxy will be voted FOR Item 1. WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE CUMULATIVE VOTES REPRESENTED BY A PROXY WILL BE CAST AT THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT AS MANY OF THE FIVE NOMINEES AS BELIEVED POSSIBLE UNDER THE THEN PREVAILING CIRCUMSTANCES. IF YOU WITHHOLD YOUR VOTE FOR A NOMINEE, ALL OF YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED AMONG THE REMAINING NOMINEES IN THE DISCRETION OF THE PROXIES NAMED HEREIN. This proxy will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

1.   Election of Directors         FOR / /        WITHHOLD / /

The Committee nominees are:
Richard M. Osborne, Allen K. Meredith, John J. Ferchill, Christopher L. Jarratt and Thomas J. Smith
     (Authority to vote for any nominee(s) may be withheld by lining through or otherwise striking out the name of such nominee(s).)

The Proxy revokes all prior proxies and voting instructions.

THE COMMITTEE RECOMMENDS A VOTE FOR ITEM 1.

     The undersigned hereby appoints Richard M. Osborne and Christopher L. Jarratt, and each of them, with full power of substitution, as proxies for the undersigned, to represent and vote, as designated above, all shares of Preferred and Common Stock of Meridian Point Realty Trust VIII Co. to which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of Meridian scheduled to be held on June 13, 1997, and at any adjournment(s) or postponement(s) thereof, and revokes all prior proxies with respect to the matters covered by this proxy.

                                   Date: ________________, 1997

                                   Signature:______________________________

                                   Signature: _____________________________

                                   Title or Authority: ________________________
                                   (Please sign exactly as name appears,
                                   indicating title or representation capacity, where applicable)

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY

                If you have any questions on voting, please call:
                     Beacon Hill Partners at 1-800-854-9486